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                                   [LETTERHEAD]




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1995, which is included in RDO Equipment Co.'s Form 10-K for the year ended January 31, 1997, and to all references to our firm included in this registration statement.

EIDE HELMEKE PLLP


/s/ Eide Helmeke PLLP


Fargo, North Dakota
July 16, 1997